UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2022

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7158 S. FLSmidth Dr., Suite 250, Midvale, UT 84047

(Address of principal executive offices) (Zip Code)

(801) 813-3000

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NBEV	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 8, 2022, NewAge, Inc. (the “Company”) received a letter (“Notice of Default Letter”) from East West Bank containing notice of alleged events of default under the Loan and Security Agreement between the Company as the borrower and East West Bank as the lender (“Lender”) dated as of March 11, 2022 (“Loan Agreement”). According to the Notice of Default Letter, the Company is in default of its obligations pursuant to the Loan Agreement a result of the (i) Company’s failure to use commercially reasonable efforts to obtain Lessor’s Acknowledgment and Subordinations and Bailee Waivers in accordance with Section 3.3(d)(i) of the Loan Agreement, (ii) Company’s failure to deliver company prepared financials for the measuring period ending March 31, 2022, in accordance with Section 6.2(i) of the Loan Agreement, (iii) Company’s failure to deliver control agreements with respect to Borrower’s accounts at Bank of America and Wells Fargo in accordance with Section 6.7(a) of the Loan Agreement, and (iv) circumstances that have resulted in a Material Adverse Effect in accordance with Section 8.3 of the Loan Agreement (each capitalized term as defined in the Loan Agreement). In the Notice of Default Letter, the Lender also declared all the obligations of the Company pursuant to the Loan Agreement immediately due and payable. The Company’s current amount outstanding pursuant the Loan Agreement is approximately $12.0 million.

The Company is in discussions with the Lender in connection with the Company’s efforts to procure additional financing. On August 9, 2022, the Company sent a letter to the Lender requesting the Lender to provide a payoff letter with customary lien release and termination provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2022	NEWAGE, INC.

	By:	/s/ Ed Brennan
Ed Brennan
Interim Chief Executive Officer